As filed with the Securities and Exchange Commission on March 11, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Lyell Immunopharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	83-1300510
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

201 Haskins Way

South San Francisco, California 94080

(650) 695-0677

(Address of principal executive offices, including zip code)

Lyell Immunopharma, Inc. 2021 Equity Incentive Plan

(Full titles of the plans)

Lynn Seely, M.D.

President and Chief Executive Officer

Lyell Immunopharma, Inc.

201 Haskins Way

South San Francisco, California 94080

(650) 695-0677

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Kenneth Guernsey Anitha Anne Cooley LLP 3 Embarcadero Center, 20th Floor San Francisco, CA 94111 (415) 693-2000	Matthew Lang Chief Business Officer Lyell Immunopharma, Inc. 201 Haskins Way South San Francisco, California 94080 (650) 695-0677

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

REGISTRATION OF ADDITIONAL SHARES

Pursuant to General Instruction E of Form S-8, Lyell Immunopharma, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) for the purpose of registering 14,743,777 additional shares of its Common Stock under the 2021 Equity Incentive Plan (the “2021 Plan”), pursuant to the provisions of the 2021 Plan providing for an automatic increase in the number of shares of Common Stock reserved and available for issuance under the 2021 Plan on January 1, 2025.

The Registrant previously registered shares of its Common Stock for issuance under the 2021 Plan on registration statements on Form S-8 filed with the Commission on June  21, 2021 (File No. 333-257249), March  29, 2022 (File No. 333-263952), February  28, 2023 (File No. 333-270145), and February  29, 2024 (File No. 333-277494) (collectively, the “Prior Registration Statements”). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Prior Registration Statements.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on March 11, 2025 (File No. 001-40502).

(b) The information specifically incorporated by reference into our annual report on Form 10-K for the year ended December 31, 2023 from the Registrant’s definitive proxy statement on Schedule 14A, which was filed with the SEC on April 22, 2024.

(c) The description of the Registrant’s Common Stock which is contained in the Registrant’s registration statement on Form 8-A filed on June 14, 2021 (File No.  001-40502) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as updated by Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on February 28, 2023 (File No. 001-40502), including any other amendment or report filed for the purpose of updating such description.

(d) All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of the Registrant	S-8	333-257249	4.1	June 21, 2021

4.2	Amended and Restated Bylaws of the Registrant	10-Q	001-40502	3.2	November 7, 2023

4.3	Form of common stock certificate of the Registrant.	S-1/A	333-256470	4.1	June 9, 2021

5.1*	Opinion of Cooley LLP.

23.1*	Consent of Cooley LLP (included in Exhibit 5.1).

23.2*	Consent of Independent Registered Public Accounting Firm

24.1*	Power of Attorney (included on the signature page of this registration statement).

99.1	Lyell Immunopharma, Inc. 2021 Equity Incentive Plan.	S-8	333-257249	99.3	June 21, 2021

99.2	Forms of Stock Option Grant Notice, Stock Option Agreement and Notice of Exercise under the Lyell Immunopharma, Inc. 2021 Equity Incentive Plan.	S-1/A	333-256470	10.4	June 9, 2021

99.3	Form of Restricted Stock Unit Grant Notice and Award Agreement under the Lyell Immunopharma, Inc. 2021 Equity Incentive Plan.	S-1/A	333-256470	10.5	June 9, 2021

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on March 11, 2025.

LYELL IMMUNOPHARMA, INC.

By:	/s/ Lynn Seely
Lynn Seely, M.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lynn Seely and Charles Newton, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in their name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lynn Seely Lynn Seely, M.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	March 11, 2025

/s/ Charles Newton Charles Newton	Chief Financial Officer (Principal Financial and Accounting Officer)	March 11, 2025

/s/ Richard D. Klausner	Chair of the Board of Directors	March 11, 2025
Richard D. Klausner, M.D.

/s/ Otis Brawley	Director	March 11, 2025
Otis Brawley, M.D.

/s/ Catherine Friedman	Director	March 11, 2025
Catherine Friedman

/s/ Elizabeth Nabel	Director	March 11, 2025
Elizabeth Nabel, M.D.

/s/ Robert Nelsen	Director	March 11, 2025
Robert Nelsen

/s/ Sumant Ramachandra	Director	March 11, 2025
Sumant Ramachandra, M.D., Ph.D.

/s/ William Rieflin	Director	March 11, 2025
William Rieflin

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